CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Grill Concepts, Inc. on Form S-8 (File No. 333-04181) of our report dated March 10, 1997 on our audit of the consolidated financial statements of Grill Concepts, Inc. as of December 29, 1996 and December 31, 1995 and for the years ended December 29, 1996 and December 31, 1995, which report is included in this Annual Report on Form 10-KSB.




                                            By:  /s/ Coopers & Lybrand, L.L.P.
                                               ---------------------------------
                                                Coopers & Lybrand, L.L.P.


Los Angeles, California
March 31, 1997